Exhibit 10.2

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (the "Agreement") is executed effective as of the 12th day of February 2015 by Ananda Holding, LLC, a Texas limited liability company (hereinafter called "Pledgor"), in favor of Richard J. Church (hereinafter called "Secured Party").

FOR VALUE RECEIVED, the receipt and sufficiency of which are hereby acknowledged, Pledgor hereby grants to Secured Party the pledge and security interest hereinafter set forth and agrees with Secured Party as follows:

ARTICLE ONE
DEFINITIONS

Section 1.01.                      Terms Defined Above.  As used in this Agreement, the terms "Agreement," "Pledgor," and "Secured Party” shall have the meanings indicated above.

Section 1.02. Certain Definitions.  As used in this Security Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

"Code" means the Uniform Commercial Code in force and effect in the state of Texas.

"Collateral" shall have the meaning specified in Section 2.01 hereof.

"Event of Default" means the occurrence of any of the events specified in Section 5.03 hereof.

"Lien" means any interest in property securing an obligation owed to, or a claim by, a person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, collateral assignment, conditional sale or trust received or a lease, consignment or bailment for security purposes.

"Obligations" shall have the meaning specified in Section 2.02 hereof.

"Other Liable Person" means any person, other than a particular Pledgor, primarily or secondarily liable for any of the Obligations or one who grants to Secured Party a Lien on property as security for the Obligations.

"Proceeds" shall have the meaning specified in Section 2.01(c) hereof.

Section 1.03  Terms Defined in Code.  All terms used herein which are defined in the Code shall have the same meaning herein unless the context otherwise requires.

ARTICLE TWO
SECURITY INTEREST

Section 2.01.   Pledge of Units.  Pledgor hereby grants to Secured Party a pledge of and security interest in and agrees and acknowledges that Secured Party has and shall continue to have a pledge of and security interest in:

(a)	all units of limited liability company member interest (“Units”) in Ananda Investments, LLC, a Texas limited liability company (“AILLC”), owned by Pledgor, being 400 Units; and

(b)
all of Pledgor's interest in the capital of Secured Party attributable to Collateral and all of Pledgor's interest in all profits and distributions to which Pledgor shall at any time be entitled in respect of the Collateral; all other payments, if any, due or to become due to Pledgor in respect of the Collateral, whether as contractual obligations, damages, insurance proceeds or otherwise; all of Pledgor's rights, powers and remedies, as a Member (as defined in the company agreement of AILLC) of Secured Party or arising from  his or her ownership of the Collateral pursuant thereto; and all of Pledgor's rights, if any, as a Member of Secured Party to manage the affairs (including, without limitation, the power to sell, hypothecate, pledge or otherwise deal with the Collateral), to make determinations, to exercise any election (including, but not limited to, election of remedies, the filing of any petition for reorganization or dissolution of Secured Party and the exercise of Pledgor's rights in the event Secured Party files a petition under Title 11 of the United States Code) or option or to give or receive any notice, consent, amendment, waiver or approval, all with respect to the Collateral; together with full power and authority to demand, receive, enforce, execute, endorse or cash any checks or other payments, or other instruments or orders, to file any claims and to take any action that in the opinion of Secured Party may be necessary or advisable in connection with any of the foregoing; and

(c)
to the extent not covered by clause (b) above, all proceeds of the foregoing Collateral.  For purposes of this Agreement, the term “Proceeds” shall include whatever is receivable or received when the Collateral or proceeds thereof are sold, exchanged, liquidated, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, and shall include, without limitation, proceeds of any indemnity or guaranty payable to Pledgor from time to time with respect to any of the Collateral.  In the event that Pledgor receives any such proceeds, Pledgor shall hold the same in trust on behalf of and for the benefit of Secured Party and shall immediately deliver all such proceeds to Secured Party in the exact form received, with the endorsement of Pledgor if necessary and/or appropriate undated stock powers duly executed in blank (to be held by Secured Party, subject to all terms hereof.

All of the property of all kinds in which the Secured Party is herein granted a security interest is hereinafter called the "Collateral.”

Section 2.02.   Obligations Secured.  The security interest, pledge and assignment granted hereby is to secure the timely payment of

(a)
All principal, accrued interest and other amounts owing under that certain promissory note of even date herewith in the original principal amount of $135,494.14executed by Pledgor in favor of the Secured Party (the “Note”); and

(b)	all costs and expenses of Secured Party incurred in connection with or pursuant to the exercise of Secured Party's rights against Pledgor under the Note or under this Agreement.

All payments secured by the Collateral are hereinafter called collectively the "Obligations."

ARTICLE THREE
COVENANTS AND AGREEMENTS

Without the prior written consent of Secured Party, Pledgor shall at all times comply with the covenants contained in this Article Three, from the date hereof and for so long as any part of the Obligations is outstanding and/or unsatisfied.

Section 3.01.    Title; Prohibited Liens and Filings.  Pledgor agrees to protect and defend fully the title to its Collateral.  Pledgor shall not pledge, mortgage, otherwise encumber, create or suffer a Lien to exist on any of its Collateral (other than in favor of Secured Party) or sell, assign, lease, charter, dispose of or otherwise transfer any of its Collateral to or in favor of any person (other than Secured Party).  Pledgor shall not file or permit to be filed or recorded any financing statement or other security instrument with respect to its Collateral other than in favor of Secured Party.  If the validity or priority of this Agreement or of any rights, titles, security interests or other interests created or evidenced hereby shall be attacked, endangered or questioned, or if any legal proceedings are instituted with respect thereto, Pledgor shall give prompt written notice thereof to Secured Party and, at Pledgor's own cost and expense, shall diligently endeavor to cure any defect which may be developed or claimed, and shall take all necessary and proper steps for the defense of such legal proceedings, and for any period during which the Pledgor has not assumed the defense of such legal proceedings as provided for herein, the Secured Party (whether or not named as a party to legal proceedings with respect thereto) is hereby authorized and empowered to assume such defense and Pledgor shall be liable for the fees and expenses of counsel employed by the Secured Party for such purpose; provided, however, that the Pledgor shall not be liable for the fees or expenses of more than one law firm employed by the Secured Party in any jurisdiction.

Section 3.02.   Taxes, etc.  Pledgor agrees to pay prior to delinquency all debts and liabilities and fulfill all obligations relating to its Collateral including, without limitation, all taxes, charges, license fees, registration fees, governmental charges and assessments levied or assessed against or with respect to its Collateral and, upon the failure of Pledgor to do so, whether before or after default, Secured Party shall have the right but not an obligation at its option to pay any or all of them and Secured Party shall be the sole judge of the legality or validity thereof and of the amount necessary to discharge the same.

Section 3.03.   Information and Inspection of Collateral.  Pledgor shall furnish to Secured Party any information which Secured Party may from time to time request concerning any covenant, provision or condition of this Agreement.  Pledgor shall permit representatives of Secured Party, including independent accountants, agents, attorneys, appraisers and any other persons, to visit and inspect any of Pledgor's property, including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain, and Pledgor shall permit Secured Party or its representatives to investigate and verify the accuracy of the information furnished to Secured Party and to discuss all such matters with Pledgor's officers, partners, managers, employees and representatives.

Section 3.04.   Financing Statement Filings; Notifications.  Pledgor recognizes that financing statements pertaining to the Collateral may be filed in the appropriate filing office in any jurisdiction where Pledgor resides or has its chief executive office or principal place of business.  Pledgor shall immediately notify Secured Party of any condition or event that may change the proper location for the filing of any financing statements or other public notice or recordings for the purpose of perfecting a security interest in the Collateral.  Without limiting the generality of the foregoing, Pledgor shall (a) immediately notify Secured Party of any change to a jurisdiction other Texas (i) in the location of Pledgor's chief executive office or principal place of business; or (ii) in the "location" of Pledgor within the meaning of Section 9.307 of the Code; and (b) immediately notify Secured Party of any change in Pledgor's name, identity or corporate structure.  In any notice furnished pursuant to this paragraph, Pledgor shall expressly state that the notice is required by this Agreement and contains facts that shall or may require additional filings of financing statements or other notices for the purpose of continuing perfection of the Secured Party' security interest in the Collateral.  Pledgor shall immediately notify Secured Party of any charges, Lien, security interest, claim or encumbrance asserted against any of the Collateral, any litigation concerning or affecting the Collateral, and any other matter materially affecting the Collateral.

Section 3.05.   Further Assurances.  Pledgor shall from time to time sign, execute, deliver and file, alone or with Secured Party, any financing statements, security agreements or other documents; procure any instruments or documents as may be requested by Secured Party; and take all further action that may be necessary or desirable, or that Secured Party may request, to confirm, perfect, preserve and protect the security interests and remedies intended to be granted hereby, and in addition, Pledgor hereby authorizes Secured Party to execute and deliver on behalf of Pledgor and to file such financing statements, security agreements and other documents without the signature of Pledgor either in the Pledgor's name or in the name of Secured Party and as agent and attorney-in-fact for Pledgor.  Pledgor shall furnish to Secured Party when and as often as may be requested by Secured Party such assignment documents and other instruments as may be required by Secured Party to transfer record ownership of Collateral either to Secured Party or to a third party in accordance with the terms of Article Four hereof.  Each party shall, on request of any other party hereto, promptly correct any defect, error or omission which may be discovered in the contents of this Agreement or in any other instrument executed in connection herewith or in the execution or acknowledgment thereof.

Section 3.06.   Filing Reproductions.  At the option of Secured Party, a carbon, photographic or other reproduction of this Agreement or of a financing statement covering the Collateral shall be sufficient as a financing statement and may be filed as a financing statement.

Section 3.07.    Proceeds.  Subject to the provisions of Section 5.01 hereof, Pledgor shall deliver to the Secured Party promptly upon receipt, all Proceeds received by Pledgor with respect to its Collateral in the exact form in which they are received.  Pledgor shall assign or endorse, or surrender possession of, Proceeds to the Secured Party to the extent and in the manner as the Secured Party requests.  The Secured Party may, from time to time, in its discretion, hold non-cash Proceeds as part of the Collateral or deliver cash Proceeds received by the Secured Party to the Secured Party for application in the manner set forth in Section 4.02 of this Agreement.  Until such time as Proceeds are assigned or endorsed by Pledgor and delivered to the Secured Party (whether the Secured Party has requested such assignment, endorsement and/or delivery or not), Pledgor shall hold all Proceeds received by it in trust for the benefit of the Secured Party and Pledgor shall hold such Proceeds separate and apart from Pledgor's other property.  Upon request of the Secured Party (whether or not an Event of Default has occurred and is continuing at the time of the Secured Party's request), Pledgor shall notify obligors on all or any part of the Collateral to make payments directly to the Secured Party, and thereafter, the Secured Party may endorse as Pledgor's agent any checks, instruments, chattel paper or other documents connected with the Collateral, take control of Proceeds of the Collateral and may hold the non-cash Proceeds as part of the Collateral and may deliver cash Proceeds received by the Secured Party to the Secured Party for application in the manner set forth in Section 4.02 of this Agreement and may take any action necessary to obtain, preserve and enforce the Liens granted hereunder and maintain and preserve the Collateral.  Notwithstanding the provisions of this Section 3.07 to the contrary, subject to the provisions of Section 5.01 hereof, and until an Event of Default shall have occurred and be continuing, all distributions received with respect to the Collateral may be retained by Pledgor.  Upon the occurrence of an Event of Default all distributions must be surrendered to the Secured Party immediately upon receipt in the same form as received by Pledgor.

Section 3.08.   Expenses.  Pledgor agrees to pay to Secured Party all reasonable, actual and necessary advances, charges, costs and expenses (including attorneys' fees and legal expenses) incurred by Secured Party in connection with (i) confirming, perfecting and preserving the security interests created under this Agreement; (ii) protecting Secured Party against the claims or interests of any person by, through or under  Pledgor against the Collateral (other than claims or interests which result from Secured Party' actions or failure to act); and (iii) exercising any right, power or remedy conferred by this Agreement or by law or in equity after the Secured Party have solicited a waiver of Pledgor's right to compel disposition of the Collateral and at least one Pledgor has refused to grant such a waiver (including, but not limited to, expenses incurred by Secured Party in the collection of instruments deposited with or purchased by Secured Party and amounts incurred in connection with the retaking, holding, testing, repairing, improving, selling, leasing, disposing of, or in the operation, maintenance or foreclosure of any or all of the Collateral).

ARTICLE FOUR
RIGHTS, REMEDIES AND DEFAULT

Section 4.01.  With Respect to Collateral.  After the happening of an Event of Default, Secured Party is hereby fully authorized and empowered (without the necessity of any further consent or authorization from Pledgor) and the right is expressly granted to Secured Party, and Pledgor hereby constitutes, appoints and makes Secured Party, and/or Secured Party's duly authorized and acting officers, agents, attorneys, and representatives, as Pledgor's true and lawful attorney-in-fact and agent for Pledgor and in Pledgor's name, place and stead with full power of substitution, or in Secured Party's name or otherwise, for Secured Party's sole use and benefit, to exercise, without notice, all or any of the following powers at any time with respect to all or any of the Collateral:

(a)	notify the issuers, debtors or obligors on the Collateral to make and deliver payment to Secured Party;

(b)	to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due by virtue thereof and otherwise deal with Proceeds;

(c)
to receive, take, endorse, assign and deliver any and all checks, notes, drafts, documents and other negotiable and non-negotiable instruments, documents and chattel paper taken or received by Secured Party in connection therewith;

(d)	to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto;

(e)	to sell, transfer, assign or otherwise deal in or with the same or the Proceeds or avails thereof or the relative goods, as fully and effectively as if Secured Party were the absolute owner thereof;

(f)	to extend the time of payment of any or all thereof and to grant waivers and make any allowance or other adjustment with reference thereto;

(g)
to surrender for payment and obtain payment of any portion of the Collateral, whether such have matured or whether the exercise of Secured Party's rights results in loss of interest or principal or other penalty on such Collateral, and, in connection therewith, cause payment to be made directly to Secured Party; and

(h)	to do any other acts, in the name of Pledgor or otherwise, that Secured Party may deem necessary or desirable exercising, perfecting or securing its rights and benefits under this Agreement;

provided, however, Secured Party shall not be under any obligation or duty to exercise any of the powers hereby conferred upon it and shall be without liability for any act or failure to act in connection with the collection of, or the preservation of any rights under, any Collateral.

Section 4.02.  Application of Cash Sums.  Prior to the happening of any Event of Default specified in Section 4.03 hereof, all cash sums paid to and received by Secured Party on account of the Collateral (i) shall be applied within five (5) business days by Secured Party on the Obligations whether or not such Obligations shall have by their terms become due, payable or performable; provided, however, Secured Party need not apply or give credit for any item (other than cash) included in such sums until Secured Party has received final payment thereof and provided, further, however, Secured Party's failure to so apply any such sums shall not be a waiver of Secured Party's right to so apply such sums or any other sums at any time, or (ii) at the option of Secured Party, shall be released to Pledgor for use in Pledgor's business.

 Section 4.03.  Events of Default.  An Event of Default under this Pledge Agreement shall occur whenever Pledgor fails to pay timely any Obligation after it has become due.

Section 4.04.  Default Remedies.  Upon the happening of any Event of Default specified in Section 4.03 hereof and before the cure thereof, Secured Party may declare all or any part of the Obligations immediately due, payable or performable, without demand, notice of intention to accelerate, notice of acceleration, notice of nonpayment, presentment, protest, notice of dishonor, or any other notice whatsoever, all of which are waived by Pledgor, and apply, set off, collect, sell in one or more sales, lease, or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as Secured Party may elect, and any such sale may be made either at public or private sale at its place of business or elsewhere, or at any brokers' board or securities exchange, either for cash or upon credit or for future delivery, at such price as Secured Party may deem fair, and Secured Party may be the purchaser of any or all Collateral so sold and may hold the same thereafter in its own right free from any claim of Pledgor or right of redemption.  Such purchase or holding by Secured Party shall be deemed a retention by Secured Party in satisfaction of the Obligations.  Secured Party may enter upon Pledgor's premises to take possession of, assemble and collect the Collateral and/or Secured Party may require Pledgor to assemble the Collateral and make it available to Secured Party at a place designated by Secured Party which is reasonably convenient to Secured Party and Pledgor.  All demands, notices and advertisements, and the presentment of property at sale are hereby waived.  Notwithstanding the preceding, Secured Party shall give reasonable notice of any proposed sale of Collateral to Pledgor or to the owner of the Collateral proposed to be sold, and permit such owner to bid to purchase such Collateral if such owner submits the highest bid, so long as such owner's bid is at least as high as the amount owed to the Secured Party.  In addition, if, notwithstanding the foregoing provisions, any applicable provision of the Code or other law requires Secured Party to give reasonable notice of any such sale or disposition or other action, Pledgor hereby agrees five days' prior written notice to Pledgor shall constitute reasonable notice.  Any sale hereunder may be conducted by an auctioneer or any officer or agent of Secured Party and it shall not be necessary that the Collateral or any part thereof be present at the location of such sale.  In addition to the foregoing, Secured Party may, upon the occurrence of any Event of Default, exercise any rights or remedies permitted under the Code or as may otherwise be available to Secured Party under any applicable law or in equity.

Section 4.05    Right of Setoff.  Upon the happening of any Event of Default specified in Section 4.03 hereof, Secured Party is hereby authorized to then, or at any time thereafter and from time to time, without notice to Pledgor or any other person (any such notice being expressly waived by Pledgor), apply and set off (i) any and all deposits (general or special, time or demand, provisional or final) of Pledgor at any time held by Secured Party; (ii) any and all money, instruments, securities, documents, chattel paper, credits, claims, demands and other property, rights or interests of Pledgor which at any time shall come into the possession or custody or under the control of Secured Party; and (iii) the Proceeds of any of the foregoing property, against the Obligations as if the same were included in the Collateral, and Pledgor hereby grants to Secured Party a security interest in, a general Lien upon, and a right of setoff against the foregoing described property as security for the Obligations.  Secured Party shall have the right to so set off and apply such property against the Obligations regardless of whether or not Secured Party shall have made any demand for payment or performance of any Obligation or shall have given any other notice.  Secured Party agrees to promptly notify Pledgor after any such setoff and application, provided, however, the failure of Secured Party to give any such notice shall not affect the validity of such setoff and application.  The rights of Secured Party under this Section 4.05 are in addition to other rights and remedies at law or in equity (including, without limitation, other rights of setoff) which Secured Party may have.

Section 4.06.  Proceeds. The proceeds of any sale or other disposition of the Collateral and all sums received or collected by Secured Party from or on account of the Collateral shall be applied by Secured Party in the manner set forth in Section 9.615 of the Code.

Section 4.07.  Non-Recourse Obligation.  Notwithstanding anything else contained herein, the Obligations secured by the Collateral are non-recourse with respect to Pledgor.

Section 4.08.  Pledgor's Duties.  The powers conferred upon the Secured Party by this Agreement are solely to protect their interests in the Collateral and shall not impose any duty upon Secured Party to exercise any such powers.  Secured Party shall not be under any duty whatsoever to make or give any presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor, or other notice or demand in connection with any Collateral or the Obligations, or to take any steps necessary to preserve any rights against prior parties.

Section 4.09.  Pledgor's Actions.  Pledgor waives any right to require Secured Party to proceed against any person, exhaust any Collateral, or have any Other Liable Party joined with Pledgor in any suit arising out of the Obligations or this Agreement or pursue any other remedy in Secured Party' power; waives any and all notice of acceptance of this Agreement or of creation, modification, rearrangement, renewal or extension for any period of any of the Obligations from time to time; and waives any defense arising by reason of any disability or other defense of any Other Liable Party, or by reason of the cessation from any cause whatsoever of the liability of any Other Liable Party.  All dealings between Secured Party and Pledgor, whether or not resulting in the creation of the Obligations, shall conclusively be presumed to have been had or consummated in reliance upon this Agreement.  Upon the happening of any Event of Default specified in Section 4.03 hereof and before the cure thereof, Pledgor authorizes Secured Party, without notice or demand and without any reservation of rights against Pledgor and without affecting Pledgor's liability hereunder or on the Obligations, from time to time to (i) take and hold any other property as collateral, other than the Collateral, as security for any or all of the Obligations, and exchange, enforce, waive and release any or all of the Collateral or such other property; (ii) apply the Collateral or such other property and direct the order or manner of sale thereof as Secured Party in its discretion may determine; (iii) renew, extend for any period, accelerate, modify, compromise, settle or release the obligation of any Other Liable Party with respect to any or all of the Obligations or Collateral; (iv) waive, enforce, modify, amend or supplement any of the provisions of any note or instrument evidencing any of the Obligations; and (v) release or substitute any Other Liable Party.  In the event any sale or lease of Collateral hereunder is not completed or is defective in the opinion of Secured Party, such sale or lease shall not exhaust the rights of Secured Party hereunder, and Secured Party shall have the right to cause a subsequent sale or sales or lease to be made hereunder.  Any and all statements of fact or other recitals made in any bill of sale or assignment or other instrument evidencing any foreclosure sale hereunder as to the nonpayment or nonperformance of any Obligation or as to the occurrence of any default, or as to Secured Party's having declared all of such Obligations to be due and payable, or as to notice of time, place and terms of sale and the properties to be sold having been duly given, as to any other act or thing having been duly done by Secured Party, shall be taken as prima facie evidence of the truth of the facts so stated and recited.

Section 4.10.  Transfer of Obligations and Collateral.  Secured Party may transfer, convey or assign any or all of the Obligations, and upon any such transfer, conveyance or assignment, Secured Party may likewise transfer, convey or assign any or all of the Collateral and/or the security interests thereon, and the transferee shall be vested with all rights, powers and remedies of Secured Party hereunder with respect to Collateral so transferred, conveyed or assigned; but with respect to any Collateral or security interests not so transferred Secured Party shall retain all rights, powers and remedies hereby given.  In the event of such assignment, Pledgor shall not assert any claims or defenses it may have against the assignee except those expressly granted in this Agreement.  Secured Party may at any time deliver any or all of the Collateral to Pledgor whose receipt shall be a complete and full acquittance for the Collateral so delivered, and Secured Party shall thereafter be discharged from any liability therefor.

Section 4.11.  Protection of Collateral.  Secured Party shall not be liable for failure to collect or realize upon any or all of the Obligations or Collateral, or for any delay in so doing, nor shall Secured Party be under any duty to take any action whatsoever with regard thereto.  Secured Party shall use reasonable care in the custody and preservation of any Collateral in its possession.  Secured Party shall not have any duty to comply with any recording, filing, or other legal requirements necessary to establish or maintain the validity, priority or enforceability of, or Secured Party's rights in or to, any of the Collateral.  The risk of diminution of value of the Collateral shall be on the Pledgor.  Secured Party, at its option, whether before or after an Event of Default, but without any obligation whatsoever to do so, may (i) discharge taxes, claims, charges, Liens, security interests, assessments or other encumbrances resulting from the action or inaction of Pledgor of any and every nature whatsoever at any time levied, placed upon or asserted against the interest of Pledgor in the Collateral; (ii) pay any filing, recording, registration, licensing or certification fees or other fees and charges related to the Collateral; or (iii) take any other action to preserve and protect the Collateral and Secured Party's rights and remedies under this Agreement as may be necessary.  Pledgor agrees that Secured Party shall not have any duty or obligation whatsoever to take any of the foregoing actions.  Pledgor agrees to promptly reimburse Secured Party upon demand for any payment made or any reasonable, actual and necessary expense incurred by Secured Party pursuant to this authorization.  These payments and expenditures, together with interest thereon from the date incurred until paid by Pledgor at the maximum rate permitted by law, which Pledgor agrees to pay, shall constitute additional Obligations and shall be secured by and entitled to the benefits of this Agreement.

Section 4.12.  Cumulative Security.  The execution and delivery of this Agreement shall in no manner impair or affect any other security (by endorsement or otherwise) heretofore or hereafter existing for the Obligations.  No security taken hereafter as security for the Obligations shall impair in any manner or affect this Agreement.  All such present and future additional security is to be considered as cumulative security.

Section 4.13.  Continuing Agreement.  This is a continuing Agreement and the grant of a security interest hereunder shall remain in full force and effect and all the rights, powers and remedies of Secured Party hereunder shall continue to exist until all Obligations are satisfied or paid in full as the same becomes due.  Otherwise this Agreement shall continue irrespective of the fact that the liability of any Other Liable Party may have ceased, or irrespective of the validity or enforceability of any security instruments to which any Other Liable Party may be a party, and notwithstanding the reorganization, death, incapacity or bankruptcy of any Other Liable Party, and notwithstanding the reorganization or bankruptcy of Pledgor, or any other event or proceeding affecting Pledgor or any Other Liable Party.  Unless otherwise required by applicable law, Secured Party shall not be under any obligation to issue a termination statement or similar document unless Pledgor requests same in writing and until all Obligations have been repaid and/or discharged in full and there are no further commitments on the part of Secured Party to make advances, incur Obligations or otherwise give value.  To the extent that any payments on the Obligations or proceeds of the Collateral received by Secured Party are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or any party under bankruptcy law, common law or equitable cause, then to such extent, the Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received by Secured Party and Secured Party's security interest, rights, powers and remedies hereunder shall continue in full force and effect.

Section 4.14.  Cumulative Rights.  The rights, powers and remedies of Secured Party hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative.  The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of any other rights, powers and remedies of Secured Party.  Furthermore, regardless of whether or not the Uniform Commercial Code is in effect in the jurisdiction where such rights, powers and remedies are asserted, Secured Party shall have the rights, powers and remedies of Secured Party under the Code.

Section 4.15.  Exercise of Rights, Etc.  Time shall be of the essence for the performance of any of the Obligations by Pledgor or Other Liable Party, but neither Secured Party's acceptance of partial or delinquent payments nor any forbearance, failure or delay by Secured Party in exercising any right, power or remedy shall be deemed a waiver of any obligation of Pledgor or of Other Liable Party or of any right, power or remedy of Secured Party or preclude any other or further exercise thereof; and no single or partial exercise of any right, power or remedy shall preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.

Section 4.16.  Remedy and Waiver.  Secured Party may remedy any Event of Default and may waive any Event of Default without waiving the Event of Default remedied or waiving any prior or subsequent Event of Default.

Section 4.17.  Non-Judicial Remedies.  Secured Party may enforce its rights hereunder without prior judicial process or judicial hearing, and Pledgor expressly waives, renounces and knowingly relinquishes any and all legal rights which might otherwise require Secured Party to enforce its rights by judicial process.  In so providing for non-judicial remedies, Pledgor recognizes and concedes that such remedies are consistent with the usage of the trade, are responsive to commercial necessity, and are the result of bargain at arm's length.  Nothing herein is intended to prevent Secured Party or Pledgor from resorting to judicial process at either party's option.

Section 4.18.  Appraisement, Etc.  To the full extent Pledgor may do so, Pledgor agrees that Pledgor shall not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, extension or redemption, and Pledgor, for Pledgor, Pledgor's heirs, devisees, representatives, receivers, trustees, successors and assigns, and for any and all persons ever claiming any interest in the Collateral, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, and all rights to a marshalling of the assets of Pledgor, including the Collateral, or to a sale in inverse order of alienation in the event of foreclosure of the security interest hereby created.

Section 4.19.  Secured Party' Rights Concerning Securities.  Any or all shares of the securities held as Collateral by the Secured Party may, without notice, be registered in the name of the Secured Party or its nominee, and, subject to the provisions of Section 5.01 hereof, the Secured Party or its nominee, at the direction of Secured Party, may at any time after the occurrence of an Event of Default, after three-days’ notice to Pledgor, exercise all voting and corporate rights at any meeting of any issuer of any of such securities and exercise any and all rights of conversion, exchange, subscription, or any other rights, privileges, or options pertaining to any shares of such securities as if it were the absolute owner thereof, including without limitation, the right to exchange at its discretion any and all of such securities upon any merger, consolidation, reorganization, recapitalization, or other readjustment of the issuer thereof or upon the exercise by the issuer thereof or the Secured Party or its nominee, at the direction of Secured Party, of any right, privilege, or option pertaining to any shares of such securities and, in connection therewith, to deposit and deliver any and all of such securities with any committee, depository, transfer agent, registrar, or other designated agency upon such terms and conditions as the Secured Party or its nominee, at the direction of Secured Party, may determine, all without liability except to account for property actually received by the Secured Party, but, unless instructed by Secured Party, the Secured Party shall have no duty to exercise any of the aforesaid rights, privileges, or options, and shall not be responsible for any failure to do so or for delay in doing so.

Section 4.20   Acknowledgement of Securities Laws.  Pledgor acknowledges that there may be certain legal restrictions or limitations affecting the Secured Party in any attempt to dispose of all or any part of the Collateral pursuant to Section 4.04 hereof under applicable federal and Blue Sky or other state securities laws or similar laws analogous in purpose or effect, which laws may, in the absence of any agreement to the contrary, compel the Secured Party to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account, for investment purposes and not with a view to the distribution or resale thereof.  Pledgor agrees that private sales so made may be at prices and other terms less favorable to the seller than if such Collateral were sold at public sales, and that the Secured Party have no obligation to delay sale of any such Collateral for public sale under such applicable securities laws.  Pledgor agrees that private sales made under the foregoing circumstances shall not be deemed to have been made in a commercially unreasonable manner by that fact alone.  In addition, Pledgor understands and agrees that the Secured Party do not have any general duty or obligation to it to obtain a fair price for the Collateral, and will not attempt to hold Secured Party responsible for selling all or any part of the Collateral at an inadequate price even if Secured Party shall accept the first offer received or does not approach more than one possible purchaser.

ARTICLE FIVE
VOTING RIGHTS AND DISTRIBUTIONS

Section 5.01.  Voting Rights and Distributions.

(a)            So long as no Event of Default shall have occurred:

(i)
Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement; provided, however, that Pledgor shall give Secured Party at least five calendar days' written notice of the manner in which Pledgor intends to exercise, or the reasons for refraining from exercising, any such right.

(ii)	Pledgor shall be entitled to receive and retain any and all distributions made in respect of the Collateral, provided, however, that any and all

(A)	distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Collateral, and

(B)	cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Collateral,

shall be, and shall be forthwith delivered to the Secured Party to hold as Collateral and shall, if received by Pledgor, be received in trust for the benefit of the Secured Party, be segregated from the other property or funds of Pledgor, and be forthwith delivered to the Secured Party as collateral in the same form as so received (with any necessary endorsement).

(iii)
Pledgor shall execute and deliver (or cause to be executed and delivered) to Secured Party all such proxies and other instruments as Secured Party may reasonably request for the purpose of enabling Secured Party to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the payments which it is authorized to receive and retain pursuant to paragraph (ii) above.

(b)           Upon the occurrence of an Event of Default:

(i)
All rights of Pledgor to exercise the voting and other consensual rights which they would otherwise be entitled to exercise pursuant to Section 5.01(a)(i) and to receive the payments which they would otherwise be authorized to receive and retain pursuant to Section 5.01(a)(ii) shall cease, and all such rights shall thereupon become vested in the Secured Party or its nominee, at the direction of Secured Party, who shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Collateral such dividends and distributions with respect to the Collateral.

(ii)
All dividends and distributions which are received by Pledgor or contrary to the provisions of paragraph (i) of this Section 5.01(b) shall be received in trust for the benefit of the Secured Party, shall be segregated from other funds of Pledgor and shall be forthwith paid over to the Secured Party as Collateral in the same form as so received (with any necessary endorsement).

ARTICLE SIX
MISCELLANEOUS

Section 6.01.  Preservation of Liability.  Neither this Agreement nor the exercise by Secured Party of (or the  failure to so exercise) any right, power or remedy conferred herein or by law shall be construed as relieving any person liable on the Obligations from liability on the Obligations and for any deficiency thereon.

Section 6.02.   Notices.  Any notice or demand under this Agreement or in connection with this Agreement must be given in writing by registered or certified mail, return receipt requested, with postage prepaid, to the addresses shown beneath such person's signature below, or to such other address or to such individual's or department's attention as a party may have furnished to the other in writing, and the foregoing written notice shall be deemed to be given and received three days after the deposit thereof in the U.S. Mail.  Actual written notice, however given or received, shall always be effective.

Section 6.03.  Governing Law.  THIS AGREEMENT HAS BEEN MADE IN AND THE SECURITY INTEREST GRANTED HEREBY IS GRANTED IN AND SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS (EXCEPT TO THE EXTENT THAT THE LAWS OF ANY OTHER JURISDICTION GOVERN THE PERFECTION AND PRIORITY OF THE SECURITY INTEREST GRANTED HEREBY) AND OF THE UNITED STATES OF AMERICA, AS APPLICABLE, IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY, ENFORCEMENT AND PERFORMANCE.

Section 6.04.  Amendment and Waiver.  This Agreement may not be amended or in any way modified (nor may any of its terms be waived) except in a writing duly executed by Pledgor and Secured Party affected thereby.  This provision is specifically intended to render invalid and void any alleged amendments or modifications to this Agreement based on usage of trade or agreements course of performance or course of dealing of the parties hereto which have not been set forth in a writing signed by Pledgor and Secured Party affected thereby.

Section 6.05.  Severability.  If a court of competent jurisdiction shall adjudge to be invalid any clause, sentence, subparagraph, paragraph or section of this Agreement, such judgment or decree shall not affect, impact, invalidate, or nullify the remainder of this Agreement, but the effect thereof shall be confined to the clause, sentence, subparagraph, paragraph or section so adjudged to be invalid.  Similarly, if a court of competent jurisdiction shall hold that all or any part of this Agreement is unenforceable as to any one Pledgor, such judgment or decree shall have no effect on the enforceability of this Agreement against any other Pledgor or Other Liable Party.

Section 6.06.  Survival of Agreements.  All representations and warranties of Pledgor herein, and all covenants and agreements herein not fully performed before the effective date of this Agreement, shall survive such date.

Section 6.07.  Successors and Assigns.  The covenants, and agreements herein contained by or on behalf of Pledgor shall bind Pledgor, and Pledgor's legal representatives, successors and assigns and shall inure to the benefit of Secured Party, and its successors and assigns.

Section 6.08.  Titles of Articles, Sections and Subsections.  All titles or headings to articles, sections, subsections or other divisions of this Agreement are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

Section 6.09.  Number, Gender.  Whenever the singular number is used in this Agreement, the same shall include the plural number, where appropriate, and vice versa, and words of any gender shall include each other gender where appropriate.

Section 6.10.  Entire Agreement.  This Agreement embodies the entire agreement and understanding between Pledgor and Secured Party and any other person with respect to the subject matter hereof and supersedes all prior agreement and understandings between such parties concerning the subject matter hereof.

[SIGNATURES TO FOLLOW]

IN WITNESS WHEREOF, the undersigned have set their hands hereunto as of the date first above written.

"PLEDGOR"	"SECURED PARTY"

ANANDA HOLDING, LLC,
a Texas limited liability company

By: /s/ Richard J. Church	By: /s/ Richard J. Church
Richard J. Church, President	Richard J. Church, President

Address: 3014 McCulloch Circle	Address: 3014 McCulloch Circle
Houston, Texas 77056	Houston, Texas 77056

THIS DOCUMENT IS APPROVED AS TO
FORM AND SUBSTANCE BY:

Boulderado Partners, LLC	Magnolia Capital Fund, LP
By: Boulderado Group, LLC, Manager	By: The Magnolia Group, LLC, its General Partner

By: /s/ Alex B. Rozek	By: /s/ Adam K. Peterson